SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 24, 2011

SUNRISE REAL ESTATE GROUP, INC.
(Exact name of registrant as specified in its charter)

Texas	000-32585	75-2713701
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

(Address of principal executive offices)

Suite 701, No.333, Zhaojiabang Road
Shanghai, PRC 200032

Registrant's telephone number, including area code (86)-21-6422-0505

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 22, 2011, the registrant, Sunrise Real Estate Development Group, Inc. ("Sunrise"), entered into a Share Purchase Agreement (“SPA”) with Good Speed Services Limited (“Good Speed”) to issue 2,500,000 shares to Good Speed for US $500,000. This agreement, subject to standard closing terms and conditions, was scheduled to close on or before March 20, 2011

On March 18, 2011, Sunrise and Good Speed agreed to extend the scheduled closing date of the Share Purchase Agreement, subject to standard closing terms and conditions, to on or before July 5, 2011. All other terms and conditions of the Share Purchase Agreement remain unchanged and in full force and effect.

Item 3.02. Unregistered Sales of Equity Securities.

On June 24, 2011 Sunrise has received the $500,000 from Good Speed and has issued 2,500,000 shares of common stock to Good Speed.

In connection with the issue of its shares to Good Speed or their designees, Sunrise will rely on Regulation S as its exemption from the registration requirements of the Securities Act of 1933. All of such persons are non-US persons and agree that the shares may not be transferred or sold except in accordance with the provisions of Regulation S and/or compliance with the registration requirements of the Securities Act of 1933 or in reliance upon an applicable exemption therefrom. The certificates representing the Sunrise shares shall bear a legend reflecting such transfer restrictions and stop transfer orders will be placed with the transfer agent against these shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated as of January 21, 2011 between Sunrise Real Estate Group, Inc. and Good Speed Services Limited (Filed on January 28, 2011)
10.2	Stock Purchase Agreement, dated as of January 22, 2011 between Sunrise Real Estate Group, Inc. and Better Times International Limited (Filed on January 28, 2011)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2011

SUNRISE REAL ESTATE GROUP, INC.

By:	/s/ Lin, Chi Jung
Name:Lin, Chi Jung
Chief Executive Officer